EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this form S-3 Registration Statement of our report dated February 20, 1999 (with respect to Note A[1] March 19, 1999), with respect to our audit of the financial statements included in ObjectSoft Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".




/s/ RICHARD A. EISNER & COMPANY, LLP
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RICHARD A. EISNER & COMPANY, LLP
Florham Park, New Jersey
December 3, 1999